UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

QUEST RESOURCE HOLDING CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36451	51-0665952
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Main Street, Suite 420 Frisco, Texas	75034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 464-0004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 19, 2014, we entered into an underwriting agreement (the “Underwriting Agreement”) with Maxim Group LLC, as representative of the underwriters named therein (the “Underwriters”), relating to the issuance and sale of 9,000,000 shares of our common stock, par value $0.001 per share, together with warrants to purchase 9,000,000 shares of our common stock at an exercise price of $2.50 per share. The warrants are exercisable by the holders at any time on or after the date of the closing of the offering and will expire on the fifth anniversary of the closing of the offering. The price to the public in this offering is $1.99 per share and $0.01 per warrant, and the Underwriters have agreed to purchase the shares and warrants from us pursuant to the Underwriting Agreement at a price of $1.84 per share and $0.01 per warrant. The net proceeds to us from this offering are expected to be approximately $16,300,000, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. The offering is expected to close on or about September 24, 2014, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters an option, exercisable for 45 days, to purchase up to 700,000 additional shares of our common stock and/or additional warrants to purchase up to 700,000 shares of our common stock solely to cover over-allotments, if any; provided that the Underwriters may purchase such additional warrants without purchasing a comparable number of such additional shares solely to stabilize the price of the common stock in the market.

The offering is being made pursuant to our shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (“SEC”) on August 26, 2014, which was declared effective by the SEC on September 5, 2014 (Registration Statement No. 333-198373), and a preliminary and final prospectus supplement thereunder relating to the offering.

The Underwriting Agreement contains customary representations, warranties, covenants, and agreements by our company, indemnification obligations of our company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. In addition, pursuant to the terms of the Underwriting Agreement, each director and executive officer of our company has entered into agreements with the representative of the Underwriters not to sell, transfer, or otherwise dispose of our securities, subject to certain exceptions, during the 180-day period following the offering, subject to extension in certain circumstances.

The foregoing description of the Underwriting Agreement and the warrants is qualified in its entirety by reference to the Underwriting Agreement and the form of warrant, copies of which are filed as Exhibit 1.1 and Exhibit 4.1, respectively, to this Form 8-K and are incorporated herein by reference. A copy of the opinion of Greenberg Traurig, LLP relating to the validity of the shares and warrants issued in the offering is attached hereto as Exhibit 5.1.

On September 19, 2014, we issued a press release, attached hereto as Exhibit 99.1, announcing that we had priced the offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 19, 2014

4.1	Form of Warrant

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

99.1	Press Release from Quest Resource Holding Corporation, dated September 19, 2014, entitled “Quest Resource Holding Corporation Prices $18.0 Million Underwritten Public Offering”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2014	QUEST RESOURCE HOLDING CORPORATION

	By:	/s/ Laurie L. Latham
	Name:	Laurie L. Latham
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated September 19, 2014

4.1	Form of Warrant

5.1	Opinion of Greenberg Traurig, LLP

23.1	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)

99.1	Press Release of Quest Resource Holding Corporation, dated September 19, 2014, entitled “Quest Resource Holding Corporation Prices $18.0 Million Underwritten Public Offering”